Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the First Aviation Services Inc. Stock Incentive Plan and (Form S-8) pertaining to the First Aviation Services Inc. Employee Stock Purchase Plan of our report dated April 12, 2002 with respect to the consolidated financial statements and schedule of First Aviation Services Inc., included in the Form 10-K for the year ended January 31, 2002.








Stamford, Connecticut                                      /s/ Ernst & Young LLP
May 1, 2002